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                                                                       EXHIBIT 6
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                    (1) RADA ELECTRONIC INDUSTRIES LIMITED





                        (2) HORSHAM ENTERPRISES LIMITED





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                            SHARE OPTION AGREEMENT


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                                 Neil Myerson
                                  Solicitors
                                 The Cottages
                                  Regent Road
                                  Altrincham
                              Cheshire  WA14 1RX

                              Tel: 0161-928-2065
                              Fax: 0161-941-3719


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THIS OPTION AGREEMENT is made the 11th day of October 1996


B E T W E E N:-


(1) RADA ELECTRONIC INDUSTRIES LIMITED whose registered office is situated at 12 Medinat Hayehudin Street, P O Box 2059, Hezliya B, Israel, (the "Grantor"); and


(2) HORSHAM ENTERPRISES LIMITED a company existing and operating under the laws of the British Virgin Islands whose registered office is at Columbus Centre Building, Wickams Cay Road, Road Town, Tortola, British Virgin Islands (the "Grantee").


1.   Interpretation
     --------------

     1.1. In this Agreement unless the context otherwise requires the following words and expressions shall bear the meaning set opposite them:-


          "A" Shares"           means such "A" Ordinary Shares of $1 each of the
                                JVC which shall from time to time be registered in the name of the Grantee and/or the Grantees
                                Associates;


          "Exchange Value"      means the mean average of the closing values for
                                the purchase of each Rada Share on NASDAQ for the last 10 working days prior to the date of Completion of the JVC Agreement;


          "JVC" means NEW REEF HOLDINGS LIMITED, a company existing and operating under the laws of the British Virgin Islands whose registered office is at Columbus

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                                Centre Building, Wickams Cay Road, Road Town,
                                Tortola, British Virgin Islands.


          "Grantees Associates" means such person, company or other entity that the Grantee shall nominate from time to time to subscribe for or hold "A" Shares in accordance with the JVC's Articles of Association;


          "JVC Agreement"       means the agreement dated 11th October 1996 made
                                between the Grantee (1) and Howard Ping Leung
                                Yeung (2), the JVC (3), KST Corp (4) and Horsham
                                (5);


          "Option" means the right granted pursuant to Clause 2.1 to exchange the "A" Shares for Option Shares as determined in accordance with Clause 3 to be allotted as fully paid up by the Grantor to the Grantee and/or the Grantees Associates upon the Grantee exercising the Option;


          "Option Period"       means the period of 7 years from the date of
                                this Agreement;


          "Option Shares"       means the number of Rada Shares as determined in
                                accordance with Clause 3.2 to be allotted as fully paid up by the Grantor to the Grantee and/or Grantee's Associates upon the Grantee exercising the Option;

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          "NASDAQ" and "NASDAQ  means the definitions ascribed to such terms in
          Regulations"          the JVC Agreement;


          "Rada Shares"         means Ordinary Shares of 0.002 NIS (New Israeli
                                Shekels) each of the Grantor which are for the time being quoted on NASDAQ;


          "working days"        means those days of the year on which Rada
                                Shares are traded on NASDAQ.


1.2 References to statutory provisions shall be construed as references to any statutory modification or re-enactment thereof (whether before on or after the date hereof) for the time being in force and to any former statutory provision replaced (with or without modification) by the provision referred to and shall include all statutory instruments or orders from time to time made pursuant thereto.


1.3 References to persons shall include references to bodies corporate and unincorporated associations to the singular shall include references to the plural and vice versa and to the masculine shall include references to the feminine and neuter and vice versa.


1.4  References to Clause are to Clauses of this Agreement.


1.5 The headings in this Agreement and the use of underlining are included for convenience only and shall not affect the interpretation or construction of this Agreement.

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2.   Option to exchange the "A" Shares into the Option Shares
     --------------------------------------------------------

     2.1 In consideration of the sum of one dollar ($1) paid by the Grantee (receipt of which is acknowledged by the Grantor) the Grantor grants to the Grantee the right exercisable at any time during the Option Period to exchange the "A" Shares for Option Shares in accordance with the terms and conditions of this Agreement.


     2.2 The number of Rada Shares which shall constitute the Option Shares shall be calculated in accordance with Clause 3.


     2.3 The Option shall be exercisable only if the Grantee exercises the Option to exchange all of the "A" Shares held by the Grantees or the Grantees Associates on the date the Grantee exercises the Option.


     2.4 The Option shall be exercisable at any time during the Option Period, by notice in writing served upon the Grantor.


     2.5 The parties shall be bound to complete the exchange of the "A" Shares into the Option Shares as soon as reasonably practical but in any event not later than one month after the date of service of the notice of exercise (or on the next succeeding working day if completion would otherwise fall on a non-working day).


3.   Calculation of the number of Rada Shares into which the "A" Shares are to
     -------------------------------------------------------------------------
     be exchanged
     ------------

     3.1 The value to be attributed to the "A" Shares for the purpose of their exchange for Option Shares shall for the purposes of this Agreement and the Option be deemed to be their aggregate nominal value of $375,000 US Dollars.

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     3.2  Applying the Exchange Value the "A" Shares shall be exchanged into that number of Rada Shares the aggregate value of which represents a value of $375,000 US Dollars.


4.   Completion
     ----------

     4.1 Completion of the allotment of the Option Shares to the Grantee and/or the Grantees Associates as consideration for the Grantee transferring the "A" Shares to the Grantor shall take place at the offices of the JVC's Solicitors or at such other place as the parties shall mutually agree not later than 3.00pm on the relevant date.


     4.2  At Completion the Grantee shall deliver to the Grantor:


          4.2.1 a letter requesting the Grantor to allot the Option Shares to the Grantee as consideration for the Grantee and/or the Grantees Associates transferring the "A" Shares to the Grantor;


          4.2.2 The Grantee's and/or the Grantees Associates share certificate for the "A" Shares.


     4.3  At Completion the Grantor shall deliver to the Grantee:


          4.3.1  a share certificate for the Option Shares; and


          4.3.2 such other deeds and documents as may be necessary to allot to the Grantee and/or the Grantees Associates or to such persons as the Grantee and/or the Grantees Associates may direct the unencumbered beneficial ownership of the Option Shares.


     4.4 The Grantor shall procure that upon the Option Shares being allotted to the Grantee that the

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          Grantee and/or the Grantees Associates (as applicable) are approved and registered as the members of the Grantor holding the Option
          Shares.


     5.   Grantor's warranties
          --------------------

          5.1  The Grantor warrants to the Grantee that:-


          5.1.1 the Grantor has and will have full power and authority to grant the Option upon the terms and conditions of this Agreement;


          5.1.2 the Grantor has obtained all necessary consents of its members, directors and NASDAQ to enter into and complete this Agreement;


          5.1.3 all information relating to the regulations by NASDAQ of share options in respect of Rada Shares as is known to the Grantor and which is material to be known by an allottee for value of the Option Shares has been disclosed in writing to the Grantee prior to the date of this Agreement and, upon the written request of the Grantee during the Option Period, the Grantor shall provide such further information of which the Grantor may become aware;


          5.1.4 this Agreement complies in all respect with the NASDAQ Regulations and that the Grantor is not aware of any proposals by any competent authority to alter, vary or modify any NASDAQ Regulations;


          5.1.5 None of the NASDAQ Regulations will directly or indirectly apply so as to abrogate, vary, modify or otherwise render void or voidable any of the terms and

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                 conditions of this Agreement;


          5.1.6 No rule of Israeli law or rule of law of New York State or of the United States of America will directly or indirectly apply so as to abrogate, vary, modify, alter or otherwise render void or voidable any of the terms and conditions of this Agreement;


          5.1.7  The Grantor is lawfully able to enter into this Agreement;


          5.1.8 The Grantor will issue and be responsible for issuing all notices, circulars, resolutions, and press releases which are required to be issued by NASDAQ Regulations upon:-


                 5.1.8.1  the Grantor and Grantee entering into this Agreement;

                 5.1.8.2 the Grantee serving a notice on the Grantor exercising the Option;

                 5.1.8.3  Completion of the Option.


     5.2 Each of the Warranties contained in each sub-clause of Clause 5.1 shall be separate and independent.


     5.3 The Warranties contained in each sub-clause of Clause 5.1 shall continue in full force and effect at and after the execution of this Agreement.


6.   Value of Rada Shares
     --------------------

     6.1 The Grantor will provide to the Grantee upon request written details of the closing value for

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          the purchase of each Rada Share for any particular previous days'
          trading on NASDAQ. A statement issued by the Grantor stating the closing value of Rada Shares for any particular previous days trading (in the absence of manifest error) shall be conclusive evidence as to the closing purchase value of Rada Shares.


7.   Entire Agreement
     ----------------

     This Agreement represents the entire agreement between the parties in relation to the subject matter. No variation to this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties hereto.


8.   No Waiver
     ---------

     No waiver of any breach of this Agreement, whether by conduct or otherwise, nor any failure forbearance or delay in exercising any rights or remedies in relation thereto shall be deemed a waiver of any such breach nor shall it prevent any part from subsequently taking any action or


9.   Announcements
     -------------

     No announcement concerning the matters herein provided for or referred to or any ancillary matter shall be made by any party hereto other than as required by law or the NASDAQ Regulations without the prior approval of the other parties hereto (such approval not to be unreasonably withheld or delayed).


10.  Notices
     -------

     Any notice required to be given by any party hereto or to any other shall be deemed validly served if delivered by hand or sent by first class prepaid letter through the post or by facsimile to the address of the party to be served herein given or (being a company) the registered office of such party for the

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     time being and any notice so served at the time of delivery or (as the case may be) transmission and any notice so served through the post shall be deemed to have been served forty eight hours after the time it was posed and in proving such service it shall be sufficient to prove that the notice was properly delivered, transmitted or (as the case may be) addressed prepaid and posted.


11.  Proper Law
     ----------

     This Agreement and the documents to be entered into as provided herein shall be governed and construed in accordance with English Law and the parties hereto submit to the non-exclusive jurisdiction of the English Courts.


12.  Counterparts
     ------------

     12.1 This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, but in the case shall not be effective until each party has executed at least one counterpart.


     12.2 Each counterpart shall constitute the original of this Agreement, but all the counterparts shall together constitute one and the same instrument.


IN WITNESS whereof the parties have hereunto set their hands the day and year first before written.



SIGNED by                    )

for and on behalf of RADA    )  /s/ (SIGNATURE ILLEGIBLE)

ELECTRONIC INDUSTRIES        )

LIMITED in the presence of:  )


        /s/ RICHARD N. TANNER

          RICHARD N. TANNER
              Solicitor
        Clyde & Co., Hong Kong

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SIGNED by                    )

for and on behalf of         )  /s/ (SIGNATURE ILLEGIBLE)

HORSHAM ENTERPRISES          )

LIMITED in the presence of:  )


        /s/ RICHARD N. TANNER

          RICHARD N. TANNER
              Solicitor
        Clyde & Co., Hong Kong



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